DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES
▶  Do not send this form to the IRS ▶  See separate instructions on the back cover of this form
▶  Read this form together with the Offer to Purchase and Letter of Transmittal accompanying this form

PAYER’S NAME: American Stock Trust & Transfer Company, as U.S. Depositary

Who may use this form and why?

Holders of ordinary shares, par value NIS 0.05 per share (the “Shares”), of Given Imaging Ltd. (“Given Imaging”) who wish to tender their Shares pursuant to the offer to purchase Shares made by Elron Electronic Industries Ltd. (the “Purchaser”), upon the terms of, and subject to the conditions to, the Offer to Purchase, dated May 16, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”) may use this form if they tender their Shares in the Offer to the U.S. Depositary and they are either:

•

Non-Israeli Residents: If (A) (i) you certify that you are NOT a “resident of Israel” (as defined under Section 1 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”) (See Instruction II)) for purposes of the Ordinance, or (ii) you are a corporation that is NOT a “resident of Israel”, and Israeli residents are NOT “controlling shareholders” (as defined under Section 68A of the Ordinance (See Instruction III)) of you, nor are Israeli residents the beneficiaries of, or are entitled to, 25.0% or more of your revenues or profits, whether directly or indirectly; and (B) (i) you acquired your Shares after Given Imaging’s initial public offering on Nasdaq (i.e., after October 3, 2001) or (ii) you acquired your Shares prior to Given Imaging’s initial public offering on Nasdaq and submit an A-114 Form approving that you are a resident of a country with which Israel has a tax treaty which exempts Israeli capital gains tax, duly signed by the tendering shareholder and authorized by the tax authority of such country, will not be subject to Israeli withholding tax, you may be eligible for a full exemption from Israeli withholding tax with respect to the gross proceeds payable to you (if any) pursuant to the Offer. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow the Purchaser, the U.S. Depositary, your broker or any other withholding agent, or their authorized representatives to exempt you from such Israeli withholding tax; or

•

A Bank, Broker or Financial Institution Resident in Israel: If you are a bank, broker or financial institution resident in Israel that (1) is holding the Shares solely on behalf of beneficial shareholder(s) (so-called “street name” holders), and (2) is subject to the provisions of the Ordinance and regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by you to your beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer (an “Eligible Israeli Broker”), you may be eligible for a full exemption from Israeli withholding tax with respect to the cash payment transmitted to you. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow the Purchaser, the U.S. Depositary, your broker or withholding agent, or their authorized representatives, to exempt you from such Israeli withholding tax. Consequently, even though the U.S. Depositary will not deduct any Israeli withholding tax from you, pursuant to the provisions of the Ordinance and regulations promulgated thereunder, to which you are subject, you may be required to withhold Israeli tax, as applicable, from the cash payment (if any) made by you to your beneficial shareholder(s). NOTE: AN ELIGIBLE ISRAELI BROKER MAY COMPLETE THIS FORM IF IT IS HOLDING THE SHARES SOLELY ON BEHALF OF HIS CLIENTS, THE BENEFICIAL SHAREHOLDERS; OR

•

Israeli Residents: If you are a “resident of Israel” (as defined under Section 1 of the Ordinance) and you acquired your Shares after Given Imaging’s initial public offering on Nasdaq (i.e., after October 3, 2001), you may be eligible for a reduced Israeli withholding tax rate with respect to the gross proceeds payable to you (if any) pursuant to the Offer. By completing this form in a manner that would substantiate your eligibility for such reduced rate, you will allow the Purchaser, the U.S. Depositary, your broker or any other withholding agent, or their authorized representative to withhold Israeli tax at a reduced rate.

PLEASE NOTE THAT IF YOU PROVIDE A DECLARATION FORM, YOU ALSO CONSENT TO THE PROVISION OF YOUR DECLARATION FORM TO THE PURCHASER AND/OR THE U.S. DEPOSITARY AND TO THE ISRAELI TAX AUTHORITY (THE “ITA”), IN CASE THE ITA SO REQUESTS, FOR PURPOSES OF AUDIT OR OTHERWISE.

To whom should you deliver this form?

•

If you wish to submit this form and (1) you hold your Shares directly, i.e., you are a registered holder, complete and sign this form and mail or deliver it to the U.S. Depositary (together with the Letter of Transmittal by which you tender your Shares) at one of its addresses set forth below, or (2) you hold your Shares through a broker, dealer, commercial bank, financial institution, trust company or other nominee (a “Broker”), complete and sign this form and mail or deliver it (together with the instruction letter by which you tender your Shares) to such Broker.

Until when should I deliver this form?

•	As described above, this form should be delivered together with the Letter of Transmittal or instruction letter by which you tender your Shares prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Initial Completion Date or Final Expiration Date (as such terms are defined in the Offer to Purchase), as applicable.

You are urged to consult your own tax advisors to determine the particular tax consequences to you should you tender your Shares in the Offer, including, without limitation, the effect of any state, local or foreign income and any other tax laws and whether or not you should use this form.

PART I	Identification and details of Shareholder (including Eligible Israeli Brokers) (see instructions)

1. Name:	2. Type of Shareholder (more than one box may be applicable):

(please print full name)	☐	Corporation (or Limited Liability Company)	☐ ☐	Bank Broker
	☐	Individual	☐	Financial Institution
	☐	Trust
	☐	Partnership
	☐	Other:

3. For individuals only:	4. For all other Shareholders:

Date of birth: / /	Country of incorporation or organization:
month / day / year

Country of residence:	Registration number of corporation (if applicable):

Country of citizenship:

Taxpayer Identification or Social Security No (if applicable):	Country of residence:

5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):

6. Mailing Address (if different from above):	7. Telephone Number (country code, area code and number):

8. I hold the Shares of Given Imaging (mark X in the appropriate place):☐ directly, as a Registered Holder ☐ through a Broker. If you marked this box, please state the name of your Broker:

PART II	Declaration by Non-Israeli Shareholders (see instructions) ▶ Eligible Israeli Brokers should not complete this Part II

A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following box) (note: only if the statements in (i) A.1 and (ii) A.2 or A.3 are marked as correct you may be eligible for an exemption from Israeli tax withholding)

A.1 ☐ I am NOT a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance (See Instruction II), which means, among other things, that:
• the State of Israel is neither my place of residence nor that of my family,
• I was NOT present (nor am I planning to be present) in Israel for 183 days or more during this tax year,
• I was NOT present in Israel for 30 days or more during this tax year, and
• The total period of my presence in Israel during this tax year and the two previous tax years is less than 425 days or more in total; and
A.2 ☐ I acquired the Shares after the initial public offering of Given Imaging on Nasdaq (i.e., after October 3, 2001); or

A.3 ☐  I acquired the Shares prior to the initial public offering of Given Imaging on Nasdaq and am resident of a country with whom Israel has a tax treaty exempting Israeli capital gains tax and I have attached an A-114 Form duly signed by me and authorized by the tax authority of such country.

B. To be completed by Corporations. I hereby declare that: (if correct, mark X in the following box.) (note: only if the statements in (i) B.1 and (ii) B.2 and (iii) B.3 or B.4 are marked as correct you may be eligible for an exemption from Israeli tax withholding)

B.1 ☐ I am NOT a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance (See Instruction II), which means, among other things, that:
• I was NOT incorporated in Israel and was NOT registered with/formed at the Israeli Registrar of Companies, the Israeli Fellowship Societies Registrar or the Israeli Partnerships Registrar, and
• the “control and management” of my business is NOT located in Israel; and

B.2 ☐  Israeli residents are NOT “controlling shareholders” of me within the meaning of that term in Section 68A of the Ordinance (See Instruction III), which means, among other things, that Israeli residents do NOT hold 25.0% or more of any “means of control” of me within the meaning of that term in Section 88 of the Ordinance; nor are Israeli residents the beneficiaries of, or are entitled to, 25.0% or more of my revenues or profits, whether directly or indirectly; and

B.3 ☐ I acquired the Shares after the initial public offering of Given Imaging on Nasdaq (i.e., after October 3, 2001); or

B.4 ☐  I acquired the Shares prior to the initial public offering of Given Imaging on Nasdaq and am resident of a country with whom Israel has a tax treaty exempting Israeli capital gains tax and I have attached an A-114 Form duly signed by me and authorized by the tax authority of such country.

C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following box.) (note: only if the statements in (i) C.1 and (ii) C.2 and (iii) C.3 or C.4 are marked as correct you may be eligible for an exemption from Israeli tax withholding)

C.1 ☐ NO partner (in the partnership), whether an individual or a corporation, is a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance (See Instruction II); and

C.2 ☐  NO partner (in the partnership) that is a corporation has Israeli residents that are “controlling shareholders” within the meaning of that term in Section 68A of the Ordinance (See Instruction III), nor are Israeli residents the beneficiaries of, or are entitled to, 25.0% or more of the revenues or profits of such partner, whether directly or indirectly; and

C.3 ☐ I acquired the Shares after the initial public offering of Given Imaging on Nasdaq (i.e., after October 3, 2001); or

C.4 ☐  I acquired the Shares prior to the initial public offering of Given Imaging on Nasdaq and am resident of a country with whom Israel has a tax treaty exempting Israeli capital gains tax and I have attached an A-114 Form duly signed by me and authorized by the tax authority of such country.

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following box) (note: only if the statements in (i) D.1 and (ii) D.2 or D.3 are marked as correct you may be eligible for an exemption from Israeli tax withholding)

D.1 ☐ The Trust was NOT registered in Israel; the settlor of the Trust is NOT an Israeli Resident; and the beneficiaries of the Trust are NOT Israeli Residents; and
D.2 ☐ I acquired the Shares after the initial public offering of Given Imaging on Nasdaq (i.e., after October 3, 2001); or

D.3 ☐  I am resident of a country with whom Israel has a tax treaty exempting Israeli capital gains tax and I have attached an A-114 Form duly signed by me and authorized by the tax authority of such country.

PART III	Declaration by Israeli Bank, Broker or Financial Institution (see instructions) ▶	Non-Israeli Residents should not complete this Part III
(note: only if all statements are marked as correct you may be eligible for an exemption from Israeli tax withholding)

I hereby declare that: (if correct, mark X in the following box)
☐

I am a bank, broker or financial institution that is a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance (See Instruction II), I am holding the Shares solely on behalf of beneficial shareholder(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer.

PART IV	Declaration by Israeli Residents (see instructions) ▶	Eligible Israeli Brokers should not complete this Part IV

I hereby declare that: (if correct, mark X in the following box) (note: only if all statements are marked as correct you may be eligible for a reduced Israeli tax withholding rate)
☐	I am a “resident of Israel” within the meaning of the term in Section 1 of the Ordinance (See Instruction II).
☐	I acquired the Shares after the initial public offering on Nasdaq (i.e., after October 3, 2001).

PART V	Certification. By signing this form, you also declared that:

• You understood this form and completed it correctly and pursuant to the instructions.
• You provided accurate, full and complete details in this form.
• You are aware that providing false details constitutes a felony under the Ordinance.
• You are aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.
• You understand that the instructions to this form constitute an integral part thereof.

SIGN HERE ▶
	Signature of Shareholder	Date	Capacity in which acting
(or individual authorized to sign on your behalf)

INSTRUCTIONS
Forming Part of the Declaration of Status for Israeli Income Tax Purposes

I. General Instructions. This Declaration Form (Declaration of Status for Israeli Income Tax Purposes), or this Form, should be completed by holders of Shares who wish to tender their Shares pursuant to the Offer, and who: (i) (A) certify that they are NOT “residents of Israel” for purposes of the Ordinance (See Instruction II below), or if the holder of Shares is a corporation then Israeli residents are NOT “controlling shareholders” of such corporation within the meaning of Section 68A of the Ordinance (See Instruction III below), and Israeli residents are NOT the beneficiaries of, or are entitled to, 25.0% or more of the revenues or profits of such corporation, whether directly or indirectly and (B) (i) acquired the Shares after Given Imaging’s initial public offering on Nasdaq (i.e., after October 3, 2001) or (ii) acquired the Shares prior to Given Imaging’s initial public offering on Nasdaq and are residents of a country with whom Israel has a tax treaty exempting Israeli capital gains tax and submit an A-114 Form duly signed by the tendering shareholder and authorized by the tax authority of such country, or (ii) are banks, brokers or financial institutions that are “residents of Israel” within the meaning of that term in Section 1 of the Ordinance, holding Shares solely on behalf of beneficial shareholder(s), and are subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by them to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer. Israeli residents who are NOT Eligible Israeli Brokers should not use this Form, unless they are eligible to a reduced withholding rate of 8.61%.

Part I (Identification and details of Shareholder). You should complete Item 1, 2 and 5 through 8 and either (i) Item 3, if you are an individual, or (ii) Item 4, if you are a corporation (or limited liability company), trust, partnership or other entity.

Part II (Declaration by Non-Israeli Shareholder). If you are NOT an Israeli resident, you should complete either Section A (for Individuals), Section B (for Corporations), Section C (for Partnerships) or Section D (for Trusts). If you do not mark a box you will be deemed to answer that the corresponding item is not correct with respect to you.

Part III (Declaration by Israeli Bank, Broker or Financial Institution). If you are an Eligible Israeli Broker, you should complete this Item.

Part IV (Declaration by Israeli Residents). If you are an Israeli resident and eligible to the reduced withholding rate of 8.61%, you should complete this item.

Part V (Certification). By signing this Form, you also make the statements in Part IV.

Inadequate Space. If the space provided on this Form is inadequate, you should insert such details on a separate signed schedule and attached to this Form.

Determination of Validity. All questions as to the validity, form or eligibility (including time of receipt) of this Form will be, subject to applicable law, determined by the Purchaser, in its sole discretion, which determination will be final and binding on all parties. None of the Purchaser, the U.S. Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any Form or incur any liability for failure to give any such notification. For more details, see Section 5 of the Offer to Purchase.

Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth on the back cover. Additional copies of this Form may be obtained from the Information Agent.

The method of delivery of this Form is at your option and risk, and the delivery will be deemed made only when actually received by your Broker or the U.S. Depositary. If delivery is by mail, registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No alternative, conditional or contingent Forms will be accepted.

II. Definition of Resident of Israel for Israeli Tax Purposes

Section 1 of the Ordinance defines a “resident of Israel” or a “resident” as follows:

“(A)	with respect to an individual—a person whose center of vital interests is in Israel; for this purpose the following provisions will apply:

(1)	in order to determine the center of vital interests of an individual, account will be taken of the individual’s family, economic and social connections, including, among others:

(a)	place of permanent home;

(b)	place of residential dwelling of the individual and the individual’s immediate family;

(c)	place of the individual’s regular or permanent occupation or the place of his permanent employment;

(d)	place of the individual’s active and substantial economic interests;

(e)	place of the individual’s activities in organizations, associations and other institutions;

(2)	the center of vital interests of an individual will be presumed to be in Israel:

(a)	if the individual was present in Israel for 183 days or more in the tax year;

(b)

if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, “day” includes a part of a day.

(3)	the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

(4)	. . . ;

(B)	with respect to a body of persons – a body of persons which meets one of the following:

(1)	it was incorporated in Israel;

(2)	the “control and management” of its business is exercised in Israel.”

III. Definition of Controlling Shareholder for Purposes of Section 68A of the Ordinance

Section 68A of the Ordinance defines “controlling shareholders” as follows:

“Controlling shareholders” – shareholders that hold, directly or indirectly, alone, or together with another, or together with another Israeli resident, one or more of the means of control at a rate exceeding 25.0%.”

Section 88 of the Ordinance defines the terms “means of control” and “together with another” as follows:

“Means of control” – in a corporation – each of the following:

(1)	the right to profits;

(2)	the right to appoint a director or a chief executive officer in the company, or equivalent position holders in another corporation;

(3)	a voting right in the general meeting of a company, or in an equivalent body in another corporation;

(4)	the right to a portion of the remainder of the assets after settlement of liabilities, upon wind-up;

(5)

the right to instruct anyone holding the rights listed in clauses (1) to (4) on the manner in which his right shall be executed; and all, whether by virtue of shares, rights to shares or other rights, or in any other manner, including by way of voting agreements or through a trust.”

“Together with another” – together with a relative, and together with he who is not a relative and they have between them a cooperation on a permanent basis under an agreement regarding material issues of a corporation, directly or indirectly.”

STATE OF ISRAEL MINISTRY OF FINANCE INCOME TAX & REAL PROPERTY TAX COMMISSION	Form A/114

CLAIM FOR REDUCED RATE OF WITHHOLDING TAX/EXEMPTION
FROM WITHHOLDING TAX IN ISRAEL ON PAYMENTS TO A NON RESIDENT

This form shall be completed and signed by the recipient of income or by an authorized officer or representative of the recipient.

PART A: BASIS OF CLAIM FOR REDUCED RATE OF WITHHOLDING TAX/EXEMPTION FROM WITHHOLDING TAX

☐	This claim is made pursuant to the Double Tax Convention between Israel and , Article .
☐	This claim is not made pursuant to a Double Tax Convention.

PART B: GENERAL NATURE OF THE TRANSACTION AND INCOME

1.	Provide a brief description of the transaction involved:

2.	The income received is from ☐ dividends ☐ interest ☐ royalties ☐ other (specify)

PART C: THE RECIPIENT

1.	Full name of the recipient:

2.	Home address or registered office of recipient:

3.	Identity number, social securiy number, or registration number of recipient:

4.	Form of organization of recipient (Company, Partnership, etc.): Date of establishment:

5.	Income Tax File number of recipient in place of residence:

6.	Address of local income tax assessing office in recipient’s place of residence:

7.	The recipient is a fiscal resident of (country) since (date).

8.

If the recipient is an individual, has he been present in Israel at any time in the past 3 years for any period exceeding one month?  ☐  No  ☐  Yes
If yes, specify the dates and duration of such stays in Israel:

Form A/114

9.	Does the recipient conduct business in Israel, directly or indirectly, in any manner? ☐ No ☐ Yes Specify:

10.

If the recipient is a corpration, is a majority of any class of shares in the recipient controlled, directly or indirectly, by persons who are not fiscal residents of the recipient’s state of residence?  ☐  No  ☐  Yes

Specify:

PART D: THE PAYER

1.	Full name of the payer of the income:

2.	Home address or registered office of payer:

3.	Income Tax File number of payer in Israel:

4.	Does any special relationship exist between the payer of the income and the recipient (for example: family, partnership, corporate control): ☐ Yes ☐ No Specify:

PART E: DETAILS OF INCOME RECEIVED

Date of receipt	Place of receipt (country, city, bank account number)	Amount/Currency	Description of Income	Method of Calculation (e.g. rate of interest, percentage of sales, daily fee)

2.	Have similar items of income been the subject of previous claims? ☐ No ☐ Yes If yes, specify dates, amounts and rates of withholding tax approved in the past two instances:

3.

If the income is a dividend and the recipient claims an additional reduction of withholding tax due to direct ownership in the distributing company (pursuant to a Double Tax Convention), specify nature, extent and duration of such ownership:

PART F: DOCUMENTATION

Attach all relevant documents pertaining to the transaction (for example, contracts and invoices).
List all documents attached:	1.
2.
3.

Form A/114

PART G: DECLARATIONS OF THE RECIPIENT

1.	The recipient declares that:

a.	he is the beneficial owner of the income received;

b.	he does not carry on business in Israel through a permanent establishment there nor perform independent personal services from a fixed base in Israel, to which the income is effectively connected;

c.	all the information provided above is accurate and complete.

Date of Signature	Signature of Recipient or authorized officer or representative

2.	Name of authorized officer or representative:

3.	Capacity or Title of authorized officer or representative:

4.	Address of authorized officer or representative:

PART H: CERTIFICATION OF FOREIGN INCOME TAX AUTHORITY

This part shall be completed and signed by the Income Tax Authorities of the recipient’s place of residence

1.	I certify that:

a.	the recipient of the income is a fiscal resident of (country);

b.	the recipient regularly reports his income as required, the most recent income tax return filed being for the year ;

c.	the income concerned ☐ is ☐ is not subject to income tax in (the recipient’s country of residence).

Date of Signature	Signature	Official Stamp

2.	Name of Income Tax Authority official making this certification:

3.	Position or Title of certifying official:

4.	Address of certifying official:

The Payer, as U.S. Depositary, is:

By Hand/Overnight Courier:	By Facsimile (to Eligible Institutions only)	By Mail:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	+1-718-234-5001 Confirm by Telephone: Toll-free (877) 248-6417 (718) 921-8317	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

The Information Agent is:

105 Madison Avenue
New York, New York 10016
call collect +1-212-929-5500
or
toll free +1-800-322-2885
Email: proxy@mackenziepartners.com